                                                                   EXHIBIT 23.1



The Board of Directors and Stockholders
Intelligent Life Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG LLP


Atlanta, Georgia
May 12, 1999